Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-155875) of Retractable Technologies, Inc. of our report dated March 31, 2015 relating to our audit of the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K of Retractable Technologies, Inc. for the year ended December 31, 2014.

/s/ CF & Co., L.L.P.
CF & Co., L.L.P.

Dallas, Texas

March 31, 2015